SUPPLY AND LICENSE AGREEMENT FOR AUTOMATED SNP ANALYSIS

         THIS AGREEMENT, made this 15th day of September 2000 (the "Effective Date"), is between Orchid Biosciences, Inc., a Delaware corporation, having a principal place of business at 303 College Road East, Princeton, New Jersey 08543 ("Orchid"), and DNAPrint Genomics, Inc., a Florida corporation, having a principal place of business at 1748 Independence Boulevard, Suite D1, Sarasota, Florida 34234 ("DNAPrint"). The parties agree as follows:

1        Definitions
         In this Agreement:

1.1  "Formatting"  means the custom design of PCR and SNP-IT primers and quality
     control  of  the   primers  for   amplification   and   subsequent   SNP-IT
     functionality.

1.2 "Genotyping Services" means the practice of Primer Extension on behalf of a third party and the compilation and reporting of the results to the third party.

1.3 "Improvements" means any and all new and useful processes, manufactures, compositions of matter or methods of use, first conceived, reduced to practice or developed during the term of this Agreement, by DNAPrint or its employees, consultants or contractors.

1.4 "Know-How" means Orchid's proprietary information as of the Effective Date for performing automated SNP-IT.

1.5 "Orchid Trademarks" means the marks listed in attached Schedule 1.5 and any stylized version or variation thereof.

1.6 "Primer Extension" means a nucleic acid template-dependent primer extension reaction to determine the identity of a single nucleotide base at a specific position in a nucleic acid of interest.

1.7 "DNAPrint's SNPstream Instrument" means the SNPstream Instrument DNAPrint is purchasing from Orchid to be located at ________.

1.8 "SNP Assay Kit" means the SNPware(TM) preformatted consumable assay kits containing validated and quality controlled reagents or similar kits for genotyping.

1.9 "SNP Identification Technology" or "SNP-IT" means an assay that identifies one and only one base position of a target nucleic acid.

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2        Supply Of SNP Assay Kits

2.1 During the term of this Agreement, Orchid will sell to DNAPrint, and DNAPrint will purchase from Orchid, all of DNAPrint's requirements of SNP Assay Kits.

2.2 Orchid will provide Formatting with its supply of SNP Assay Kits to DNAPrint in accordance with section 3. DNAPrint may not order any SNP Assay Kit until Orchid completes Formatting for the particular SNP(s) which the SNP Assay Kit is intended to identify.

2.3 DNAPrint will issue written purchase orders to Orchid for SNP Assay Kits. The purchase orders are subject to the terms and provisions of this Agreement which, if other or different than those of the purchase order, will be controlling even if the purchase order is accepted and filled by Orchid.

2.4 Orchid will use all commercially reasonable efforts to supply DNAPrint's reasonable requirements of forecast SNP Assay Kits.

2.5 All purchase orders will be accepted unless Orchid notifies DNAPrint within ten (10) business days of receipt of the purchase order that Orchid cannot fill the purchase order.

2.6 DNAPrint may defer or cancel delivery of SNP Assay Kits specified in a purchase order by notifying Orchid at least twenty (20) business days prior to the requested delivery date. All permitted SNP Assay Kit cancellations are subject to cancellation charges of ten percent (10%) of the purchase price. A request by DNAPrint to defer delivery of SNP Assay Kits for more than sixty (60) days after the date provided on the purchase order is considered a cancellation for the purposes of this paragraph.

3        Formatting

3.1 SNP Assay Kits supplied under this Agreement will be Formatted for particular SNPs of interest to DNAPrint.

3.2 Accordingly, prior to submitting a purchase order for a SNP Assay Kit, DNAPrint will describe to Orchid the SNP of interest for which the SNP Assay Kit will be Formatted.

3.3  With respect to a submitted SNP sequence  which (i) includes at least fifty
     (50) flanking bases both upstream and downstream of the SNP of interest (e.g. greater than 100 base pairs of interest), (ii) is at least fifty (50%) known (e.g. no more than five (5) "N" per 101 base sequence, (iii) has a GC content between thirty five (35) and seventy (70) percent, (iv) has a quality score of PHRED 20 or higher, and (v) is annotated with SNP and/or insertion or deletion sites, Orchid will provide the Formatting, using its standard procedures, free of charge. Orchid's standard Formatting procedures involve _____.

3.4 In the event that Orchid is unable to properly Format SNP Assay Kits for a submitted SNP of interest using its standard Formatting procedures, DNAPrint may request Orchid to use more than its standard Formatting procedures to attempt to properly Format SNP Assay Kits. DNAPrint will pay Orchid two thousand dollars ($2,000) per man-day for its efforts beyond its standard formatting procedures.

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3.5  Both Orchid and DNAPrint  recognize that Formatting for a particular SNP of interest is inexact and may be commercially unreasonable or impossible. Therefore, neither DNAPrint nor Orchid expect Orchid to be able to Format for more than X% of the SNPs of interest submitted. In the event, however, Orchid is unable to Format at least X% of the SNPs DNAPrint submits, then the Minimum Amount of SNP Assay Kits DNAPrint is committed to purchase under paragraph 4.1 will be reduced by a factor equal to the percentage of SNPs Orchid was unable to Format (Y%) divided by X% (i.e. the Minimum Amount will be reduced in a amount equal to Y%/X% x the Minimum Amount).

4    Minimum

4.1 DNAPrint will purchase, at a minimum, SNP Assay Kits to perform two hundred thousand (200,000) genotypes during the term of this Agreement (the "Minimum Amount").

4.2 In the event the quantity of SNP Assay Kits actually purchased by DNAPrint is less than the Minimum Amount, DNAPrint will pay to Orchid a Shortfall Fee equal to fifty percent (50%) of the purchase price of the difference in the Minimum Amount and the amount of SNP Assay Kits it did purchase.

4.3 DNAPrint will pay the Shortfall Fee to Orchid within thirty (30) days of the expiration or termination date of this Agreement.

4.4 In the event Orchid is unable to fill DNAPrint's purchase order on the delivery date set forth in the purchase order, then the Minimum Amount will be reduced by the amount of SNP Assay Kits Orchid is unable to supply.

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5        Delivery

5.1 Orchid will use reasonable efforts to deliver to DNAPrint SNP Assay Kits on or before the date requested in DNAPrint's purchase order, but will have no obligation to deliver SNP Assay Kits in less than twenty (20) business days from receipt of the purchase order.

5.2 Orchid will ship SNP Assay Kits F.O.B. Orchid's manufacturing plant, or its supplier's plant, freight prepaid, to the address specified in DNAPrint's purchase order. DNAPrint will be invoiced for all shipping charges, freight, insurance, special handling (where required) and similar costs, import permits and duties (if applicable) and all taxes assessed. Title and the risk of loss with respect to SNP Assay Kits transfer to DNAPrint at this time.

5.3 DNAPrint, in consultation with Orchid, will select the carrier or freight forwarder which will be at all times an agent of DNAPrint. Orchid will not be liable for any damages, loss or penalty for delay in delivery caused by the carrier or freight forwarder or for failure of the carrier or freight forwarder to give DNAPrint notice of any delay.

6        Price and Payment

6.1 The purchase price for SNP Assay Kits to be delivered by Orchid under this Agreement to DNAPrint will be equivalent to seventy cents ($.70) per genotype.

6.2 All payments for SNP Assay Kits will be made in United States Dollars and within thirty (30) days of receipt of Orchid's invoice therefor.

6.3 Orchid may add an interest charge equal to 1/1/2% per month (18% per year) on any amounts payable by DNAPrint that remain unpaid after the payment due date.

7        Forecasts and Allocation

7.1 Within thirty (30) days of the Effective Date of this Agreement and at the beginning of each calendar quarter thereafter, DNAPrint will provide Orchid with a written forecast of its requirements for SNP Assay Kits for the remainder of the term of this Agreement. The first calendar quarter of a forecast represents a firm commitment to purchase such SNP Assay Kits in that quarter (subject to the cancellation provisions of paragraph 2.6). The remaining portion of each forecast represents a non-binding projection on which Orchid will base its material procurement and manufacturing plans.

7.2 In the event that demand for any SNP Assay Kit should at any time exceed Orchid's capacity to fill and deliver all of its customer's orders (and its own need for SNP Assay Kits), Orchid will notify DNAPrint of the excess demand. Until such time as the excess demand abates or Orchid's capacity becomes sufficient to meet such demand, Orchid will have the right to equitably allocate, in any manner it deems just and fair, its available supplies, manufacturing capacity, inventory and other resources, among DNAPrint, itself and its other customers, including those not then under contract.

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7.3  In the event  Orchid is unable,  or expects  to be  unable,  to  reasonably supply DNAPrint's requirements of forecast SNP Assay Kits for twenty (20) consecutive business days from the delivery date set out in DNAPrint's purchase order, DNAPrint may obtain from any other source, reasonably acceptable to Orchid, that portion of its requirements for SNP Assay Kits which Orchid is unable to reasonably supply for so long as Orchid is unable or expects to be unable to supply that portion of DNAPrint's requirements. The alternate source will supply only SNP Assay Kits that conform to Orchid's specifications and are of the same or better quality as those supplied by Orchid. Orchid will provide DNAPrint with technical assistance and information as may be reasonably required by DNAPrint to establish an alternate source of SNP Assay Kits, including a license under any patent to which Orchid has rights to license on the method of manufacture of the SNP Assay Kits or on the method of use of the SNP Assay Kits authorized in this Agreement.

7.4 In the event that both Orchid and sources reasonably acceptable to Orchid are unable to deliver forecast SNP Assay Kits for thirty (30) consecutive business days from the original purchase order delivery date, then DNAPrint at its sole discretion may elect to terminate this Agreement upon ten (10) days prior written notice to Orchid. In the event DNAPrint terminates this Agreement pursuant to this paragraph, DNAPrint will be relieved of its obligations to purchase the Minimum Amount and to pay the Shortfall Fee.

8        Inspection and Acceptance

8.1 DNAPrint may conduct acceptance testing upon receipt of SNP Assay Kits to verify conformance with their specifications. In the absence of written notice to Orchid of nonconformance and nonacceptance within twenty five
     (25) business days of delivery, the SNP Assay Kits will be deemed accepted. Orchid will provide to DNAPrint with each SNP Assay Kit delivery data verifying the SNP Assay Kit's conformance with its specifications.

8.2 If Orchid disputes DNAPrint's notice that a SNP Assay Kit fails to conform to its specifications, such dispute will be resolved by an independent laboratory, selected by Orchid and reasonably acceptable to DNAPrint, whose determination will be final and binding. All fees and disbursements incurred in connection with the independent determination will be borne by the party which incorrectly determined that the SNP Assay Kit did or did not conform to its specifications.

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8.3  Orchid  promptly  will  replace  any SNP  Assay Kit not  conforming  to its specifications, at its expense; or, if unable to make prompt replacement, refund any payment made on the nonconforming SNP Assay Kit. The amount of any nonconforming SNP Assay Kits that are not replaced will be deducted from the Minimum Amount.

9        Limited License

9.1 Orchid grants to DNAPrint, for the term of this Agreement, a non-transferable, non-exclusive license to use the SNP Assay Kits (provided under this Agreement) on DNAPrint's SNPstream Instrument solely for research use and only for the detection of genetic polymorphisms by SNP-IT. DNAPrint may make this use only on its own behalf and in its provision of Genotyping Services under this Agreement.

9.2 No other license is intended or granted through sale of SNP Assay Kits to DNAPrint.

9.3 DNAPrint may use the SNP Assay Kits only on DNAPrint's SNPstream Instrument and only at its facility at a location to be specified prior to September 30, 2000.

9.4 DNAPrint is specifically not authorized to, and is forbidden from, using SNP Assay Kits for diagnostic or therapeutic purposes or as direct components in the manufacture or use of any diagnostic or therapeutic product.

9.5 Purchase by DNAPrint of SNP Assay Kits does not include or carry any right to resell or transfer the SNP Assay Kits, either as a stand alone product or as a component of another product, or to disassemble and use any component or part of any SNP Assay Kit separate from its other components and parts, or to otherwise commercially exploit the SNP Assay Kits. Any use of SNP Assay Kits other than the licensed use without the prior, express written authorization of Orchid is strictly prohibited.

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10       Trademarks

10.1 Orchid grants to DNAPrint, for the term of this Agreement, a non-transferable, non-exclusive license to use the Orchid Trademarks solely for and in connection with the marketing, promotion, advertisement, sale and provision of Genotyping Services under this Agreement.

10.2 DNAPrint may not use the Orchid Trademarks in connection with any products or services other than the Genotyping Services.

10.3 DNAPrint, in connection with the use of the Orchid Trademarks, will place adjacent to the Orchid Trademarks the appropriate designation "(TM)", "(sm)", or "(R)" and indicate on all printed oR electronic materials a notice to the effect the Orchid Trademarks are the trademarks and service marks of Orchid and are used under license from Orchid.

10.4 DNAPrint may not use the Orchid Trademarks in any manner that might adversely reflect on the image of quality symbolized by the Orchid Trademarks.

10.5 DNAPrint acknowledges Orchid's exclusive right, title and interests in and to the Orchid Trademarks, and acknowledges that nothing in this Agreement or DNAPrint's use of the Orchid Trademarks will confer to it or create any rights for it in the Orchid Trademarks except for the limited license expressly provide in this Agreement. All goodwill symbolized by and connected with the use of the Orchid Trademarks will inure solely to the benefit of Orchid.

10.6 DNAPrint will not use any trademark or service mark that is confusingly similar to, or a colorable imitation of, any Orchid Trademark during the term of this Agreement or at any time thereafter.

10.7 Except as provided in this Agreement, or with other express written consent of the other party, neither party will at anytime include the other parties name in any written material, marketing or advertising brochures, bids, contracts, proposals, applications or otherwise, except as may be required by law, or in any way represent or imply that the other party has endorsed that party or its business.

10.8 Immediately upon expiration or termination of this Agreement, with or without reason, DNAPrint will cease and not thereafter use in any manner the Orchid Trademarks.

11       Genotyping Services

11.1 Orchid grants to DNAPrint a non-transferable, non-exclusive license for the term of this Agreement to provide Genotyping Services.

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11.2 DNA print has no right under this Agreement to provide Genotyping  Services other than solely for research use and not for diagnostic or therapeutic purposes, unless permitted to do so under a separate written license from Orchid.

11.3 DNAPrint will inform each third party in writing who requests Genotyping Services that the employed Primer Extension Technology is proprietary to Orchid and that DNAPrint is only licensed to provide Genotyping Services solely for research purposes and not for diagnostic or therapeutic purposes.

11.4 DNAPrint will include in its printed and electronic marketing, promotional and advertising materials relating to Genotyping Services notification clearly stating substantially the following information: (i) Genotyping Services are subject to proprietary rights of Orchid and are provided by DNAPrint under license from Orchid; (ii) results of the Genotyping Services are solely for research use and not for diagnostic or therapeutic purposes; and (iii) all warnings and statements required by applicable law or regulation, or provided by Orchid from time to time, for notification to customers.

11.5 If DNAPrint considers in its reasonable judgment that any third party requesting Genotyping Services intends to use, or is using, the Genotyping Services not for research purposes, or for diagnostic or therapeutic purposes, DNAPrint will not provide, and will immediately cease providing, any Genotyping Services to that third party, and will notify Orchid in writing of the third party's name and address, the dates, types and amounts of Genotyping Services it provided to the third party, and acknowledge that it has ceased providing Genotyping Services to the third party.

11.6 In the marketing, advertising, promotion, sale or performance of Genotyping Services, DNAPrint will not be an agent of, hold itself out as an agent of, or give the appearance of being an agent for Orchid.

12       Maintenance of Quality

12.1 In the course of marketing, promoting, advertising, selling and providing Genotyping Services under the Orchid Trademarks, DNAPrint will at all times maintain and adhere to the quality standards adopted by Orchid consistent with the high reputation of the Orchid Trademarks.

12.2 Prior to using any Orchid Trademark on any type of printed or electronic marketing, advertising or promotional materials, DNAPrint will submit samples of the material to Orchid for approval, which approval will not be unreasonably withheld. Once approved by Orchid, DNAPrint may use the Orchid Trademarks on printed or electronic marketing, advertising or promotional materials prepared in accordance with the previously submitted and approved samples.

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12.3 To further ensure that quality  standards are maintained,  Orchid will have the  right,  but not the  obligation,  to  inspect,  monitor  and  test the
     equipment,   materials  and  procedures,   including  DNAPrint's  SNPstream
     Instrument and Primer Extension method, and to inspect DNAPrint's books and records relating to the provision of Genotyping Services to ensure that DNAPrint is in compliance with Orchid's quality standards. Any inspection will be with prior notice to DNAPrint and in a manner that does not unreasonably interfere with the business and affairs of DNAPrint.

13       Royalty

13.1 In consideration of the right and license to use SNP Assay Kits in performance of Genotyping Services for Permitted Parties, DNAPrint will pay to Orchid a royalty equal to fifteen percent (15%) of the total gross sales price invoiced for the Genotyping Services, less one percent (1%) in lieu of any discounts or offsets.

13.2 Notwithstanding paragraph 13.1, in no event will the royalty payable to Orchid be less than fifteen percent (15%) of twice DNAPrint's actual cost (including overhead) in providing the Genotyping Services as determined in accordance with United States generally accepted accounting principles.

13.3 DNAPrint will pay Orchid the royalties accrued in a calendar quarter within thirty (30) days after the end of the calendar quarter and accompany each payment with a report detailing the calculation of the royalties due, which report Orchid may rely on without independent verification.

13.4 Where the gross price for Genotyping Services comprise non-monetary consideration, in whole or in part, DNAPrint will pay Orchid the cash equivalent to the fair market value of the non-monetary consideration.

13.5 All payments will be made in United States Dollars by wire transfer of funds to an account designated by Orchid or by delivery of an irrevocable cashier's check to Orchid.

13.6 Orchid may add an interest charge equal to 1/1/2% per month (18% per year) on any amounts payable by DNAPrint that remain unpaid after the payment due date.
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14       Records and Inspection

14.1 DNAPrint will keep complete and accurate records of all Genotyping Services provided, the cost of providing Genotyping Services, the prices invoiced for Genotyping Services, the names and addresses of third parties to whom Genotype Services were provided, and all other information reasonably necessary to permit Orchid to verify the quality of the Genotyping Services provided and the computation and amount of royalties due Orchid.

14.2 At Orchid's request and expense, DNAPrint will permit an independent certified public accountant selected by Orchid, and reasonably acceptable to DNAPrint, to examine all records deemed by the accountant as reasonably necessary in verifying for Orchid the computation of, and the amount of royalties accrued, payments made or to be made, and the accuracy of the royalty reports.

14.3 Each accountant who examines records will agree in writing to treat as confidential and not to disclose any information other than information relating solely to the royalties accrued and the accuracy of the royalty reports and payments required to be made.

14.4 The examination of records in all instances will be conducted during reasonable business hours, be limited to once per calendar year, and be for a period of time of no more than three (3) fiscal years immediately preceding the request for examination.

14.5 In the event any examination reveals that DNAPrint under compensated Orchid in an amount in excess of five percent (5%) of the amount actually owed, DNAPrint will pay the fees of the account plus interest at a rate of one and a half percent (1 1/2%) per month (18% per year) on the amount of underpayment from the date payment was due to the date payment is made.

15       Warranties

15.1 Orchid warrants that all SNP Assay Kits when delivered to DNAPrint are free from defects in materials and workmanship and conform to their respective Specifications.

15.2 THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONE ARE CREATED, WHETHER UNDER THE UNIFORM COMMERCIAL CODE, CUSTOM OR USAGE IN THE INDUSTRY OR THE COURSE OF DEALINGS BETWEEN THE PARTIES.

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15.3 ORCHID MAKES NO WARRANTY OR  REPRESENTATION TO DNAPRINT THAT USE OF ANY SNP
     ASSAY KIT, FORMATTING, OR KNOW HOW, OR ANY PRODUCT PRODUCED BY SUCH USE, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC, OF ANY THIRD PARTY TO WHICH ORCHID HAS NOT OBTAINED RIGHTS. ORCHID WARRANTS THAT IT IS NOT AWARE OF ANY SUCH INFRINGEMENT AND HAS NOT RECEIVED ANY NOTICE OF POSSIBLE INFRINGEMENT.

15.4 ORCHID DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATION REGARDING THE USE, OR THE RESULTS OF THE USE, OR THE PERFORMANCE OF THE SNP ASSAY KIT, FORMATTING, OR KNOW HOW. DNAPRINT REPRESENTS AND WARRANTS THAT ANY STATEMENTS HERETOFORE OR HEREAFTER MADE BY ORCHID OR ANY AUTHORIZED REPRESENTATIVE RELATIVE TO THE USE, RESULTS OF THE USE OR PERFORMANCE OF THE SNP ASSAY KIT, FORMATTING, OR KNOW-HOW WERE AND WILL ALWAYS BE INDEPENDENTLY VERIFIED BY DNAPRINT AND DNAPRINT AGREES THAT ITS ACCEPTANCE AND/OR USE OF SUCH STATEMENTS IS ENTIRELY AT ITS OWN RISK.

16       Indemnification

16.1 Orchid agrees to indemnify, defend, and hold harmless DNAPrint from and against all liabilities, damages, expenses and losses (including reasonable attorney fees and costs), arising out of (i) the negligent actions of Orchid, its employees or any third party acting on behalf or under authority of Orchid in the performance of this Agreement and (ii) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, or copyright infringement resulting from DNAPrint's use of the SNP Assay Kits, Formatting, Know-How or any information and materials received, in a manner approved by Orchid. At any time during the course of any action involving a SNP Assay Kit, or if in Orchid's opinion a SNP Assay Kit is likely to become the subject of a patent infringement claim, Orchid may at its option and expense, (i) procure for DNAPrint the right to continue using the SNP Assay Kit, (ii) replace or modify the SNP Assay Kit so that it becomes noninfringing or
     (iii) accept return of the SNP Assay Kit, refund the purchase price and terminate this Agreement.

16.2 Orchid will not be liable to DNAPrint under paragraph 16.1 if the patent or copyright infringement claim is based on an alteration or modification of the Formatting, or SNP Assay Kit or a use of the SNP Assay Kit not authorized by Orchid.

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16.3 ORCHID WILL NOT BE LIABLE TO  DNAPRINT  OR ANY THIRD PARTY WITH  RESPECT TO
     ANY USE OF THE SNP ASSAY KIT, FORMATTING, OR KNOW-HOW BY DNAPRINT OR ANY AGENT OR EMPLOYEE OF DNAPRINT, FOR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE WHICH MAY ARISE FROM OR IN CONNECTION WITH THE USE, HANDLING, STORAGE OR DISPOSAL OF THE SNP ASSAY KITS, OR KNOW-HOW, OR ANY PRODUCTS RESULTING FROM SUCH USE; OR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

16.4 DNAPrint agrees to indemnify, defend and hold harmless Orchid from and against all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and costs) arising out of (i) DNAPrint's use, handling, storage and disposal of SNP Assay Kits, Formatting, Know-How and any information and materials received from Orchid, except those resulting from Orchid's (or its employees or agents) negligence or willful misconduct, (ii) any products developed or made by DNAPrint as a result of the use of the SNP Assay Kits, Formatting, Know-How and any information and materials received from Orchid, (iii) DNAPrint's provision of Genotyping Services, and (iv) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, or copyright infringement resulting from DNAPrint's use of the SNP Assay Kits, Formatting, Know-How and any information and materials received, in any manner not approved by Orchid or in DNAPrint's manufacture, use or sale of any product resulting from such use.

16.5 A party seeking indemnification under this Agreement will give prompt written notice to the indemnifying party of the commencement of any action (and any prior claims relating to such action) for which the party seeks indemnification. An indemnifying party will have no liability or responsibility of any kind to the party seeking indemnification if it is not promptly notified and does not have adequate opportunity to defend. The indemnifying party will have sole control of the defense of the action and of all negotiations for its settlement or compromise.

16.6 This section 16 survives any termination or expiration of this Agreement.

17       Improvements

17.1 Upon, or before, delivery of DNAPrint's initial order of SNP Assay Kits, and subject to section 18, Orchid will disclose in confidence to DNAPrint its Know How regarding the ordered SNP Assay Kits.

17.2 DNAPrint agrees to grant and hereby grants to Orchid a perpetual, world-wide, nonexclusive, royalty-free license to any Improvements directly related to the SNP Assay Kits, Formatting, and Know How related thereto. This paragraph survives any termination or expiration of this Agreement.

18       Confidentiality

18.1 Orchid agrees not to disclose publicly or to any third party, and to keep in strictest confidence, all (i) all information identified by DNAPrint as being secret or confidential, and (iii) all information which by its nature or the circumstances should be treated as confidential.

18.2 DNAPrint agrees not to disclose publicly or to any third party, and to keep in strictest confidence, all (i) prices and price schedules, (ii) Know How,
     (iii) all information identified by Orchid as being secret or confidential, and (iv) all information which by its nature or the circumstances should be treated as confidential.

18.3 The obligation of confidentiality under this section 18 does not apply to information which the recipient can demonstrate is known publicly, is in the public domain or enters the public domain without the fault of the recipient, is disclosed to the recipient by a third party not under obligation of confidence, or with respect to Technical Data was known to DNAPrint prior to the Effective Date of this Agreement, or with respect to Assay Data and Know How was known to the recipient prior to the disclosure thereof.

18.4 The obligations of this section 18 survive and continue for a period of five (5) years after any termination or expiration of this Agreement.

19       PUBLICITY

19.1 DNAPRINT MAY REFER TO ORCHID AS A LICENSEE FOR THE PERFORMANCE OF GENOTYPING SERVICES IN ITS MARKETING AND PROMOTIONAL MATERIALS. WITHIN TWENTY (20) DAYS OF THE EFFECTIVE DATE OF THIS AGREEMENT, ORCHID AND DNAPRINT WILL ISSUE A MUTUALLY ACCEPTABLE JOINT PRESS RELEASE (DESCRIBED IN
     10.1 OF THE "OPTION AGREEMENT" IF IN FACT SAID AGREEMENT IS EXECUTED), DISCLOSING THE CONFERRAL OF THIS LICENSE.

20       Term and Termination

20.1 Notwithstanding 11.1, unless extended by mutual agreement of Orchid and DNAPrint, this Agreement will expire and terminate one year (1) from the Effective Date of this Agreement.

20.2 THE TERM OF THE LICENSE TO PROVIDE GENOTYPING SERVICES (11.1) WILL BE FOR A PERIOD OF 5 YEARS, UNLESS DNAPRINT BREACHES ANY OF THE TERMS OF THIS AGREEMENT, AND WILL BE AUTOMATICALLY RENEWED FOR A SUCCESSIVE 5 YEAR PERIOD UNLESS DNAPRINT IS FOUND TO BE IN BREACH OF ANY PROVISIONS OF THIS AGREEMENT.

20.3 Orchid and DNAPrint have the right to terminate this Agreement if the other fails to make any payment due and owing, or commits a breach of any material provision of this Agreement and fails to make such payment within thirty (30) days or remedy such breach within sixty (60) days after receiving written notice of such default or breach.

20.4 Orchid and DNAPrint each have the right to terminate this Agreement if any proceeding is instituted by or against the other party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions. No assignee for the benefit of creditors, receiver, liquidator, sequestiator, trustee in bankruptcy, sheriff or any other office of the court or official charged with taking over custody of DNAPrint's assets or business will have any right to continue the performance of this Agreement.

20.5 Upon  expiration or  termination  of this Agreement for any cause or reason
     neither   DNAPrint  nor  Orchid  will  be  released  from  any   obligation
     theretofore accrued.

21       Miscellaneous

21.1 The relationship of Orchid and DNAPrint under this Agreement is that of seller and buyer. The provisions of this Agreement may not be construed to create between Orchid and DNAPrint the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby denied by Orchid and DNAPrint. Neither party hereto is liable in any way for any engagement, obligation, liability, contract, representation or warranty of the other party to or with any third party. Orchid is not an agent for DNAPrint and DNAPrint is not an agent for Orchid for any purpose whatsoever and each party has no right or authority to assume or create any obligations, express or implied, on behalf or in the name of the other party.

21.2 No amendment, variation, modification or waiver of any breach of any provision of this Agreement will be binding unless executed in writing by an authorized officer of the party to be bound. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision of this Agreement.

21.3 Any notice required or permitted under this Agreement will be deemed to have been sufficiently provided and effectively made if sent by facsimile and either hand-delivered or sent by overnight express courier (e.g. Federal Express) and addressed to the receiving party at its respective address as follows:

Orchid Biosciences, Inc.                   DNAPrint Genomics, Inc.
303 College Road East                      1748 Independence Boulevard, Suite 1D
Princeton, NJ 08540                        Sarasota, Florida 34234
Facsimile:  (609) 750-2250                 Facsimile:
Attn:  Kevin Nash                          Attn:

With a courtesy copy to:                   With a courtesy copy to:

Kalow & Springut LLP
488 Madison Avenue
New York, NY 10016

Facsimile:  (212) 813-9600                 Facsimile:
Attn:  David A. Kalow                      Attn:



     or such other address of which the receiving party has given notice pursuant to this paragraph. The effective date of the notice is the date of receipt of the hand or courier delivery.

21.4 In the event that the performance of this Agreement or of an obligation hereunder, other than the payment of money, is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided by such party, the party so affected, upon the giving of prompt notice to the other party, as to the nature and probable duration of such event, is excused from such performance to the extent and for the duration of such prevention, restriction or interference, provided that the party so affected uses its reasonable efforts to avoid or remove such cause of non-performance and continues performance under this Agreement whenever and to the extent such cause or causes are removed. For the purpose of this paragraph, but without limiting the generality hereof, the following will be considered as not being within the control of a party: acts of God; acts or omissions of a governmental agency or body; compliance with requests, recommendations, rules, regulations, or orders of any governmental authority or any officer, department, agency, or instrument thereof; flood; storm; earthquake; fire; war; insurrection; riot; accidents; acts of the public enemy; invasion; quarantine restrictions; strike; labor lockout; differences with workmen; embargoes; delays or failures in transportation; and acts of a similar nature.

21.5 If any provision of this Agreement is held to be invalid, illegal, unenforceable or void, such will be without effect on the validity, legality and enforceability of the remaining provisions or this Agreement as a whole. Both parties will endeavor to replace the invalid, illegal, unenforceable or void provision with a valid and enforceable one which in its equitable effect is most consistent with the prior provision.

21.6 The paragraph headings are for convenience only and cannot have any effect on the interpretation or construction of this Agreement.

21.7 The laws of the State of New Jersey, excluding the principles of conflicts of laws (and the 1980 U.N. Convention on Contracts for the International Sale of Goods), govern this Agreement. Any legal action arising from a dispute or question regarding the terms and conditions, or performance of this contract may be instituted only in the Superior Court for Mercer County New Jersey or the United States District Court for the District of New Jersey. Both DNAPrint and Orchid consent to the personal jurisdiction and waive any objection to the venue of these courts. Both DNAPrint and Orchid further consent that any service of process may be served by overnight courier or express mail at its address stated in paragraph 20.3.

21.8 The rights provided herein are personal to DNAPrint and may not be sub-licensed, sub-contracted or otherwise transferred without the prior express written approval of Orchid except in connection with the sale or acquisition of substantially all of the assets or stock of DNAPrint related to this Agreement.

21.9 This Agreement is binding upon and inures to the benefit of the heirs, successors and assigns of the parties hereto, provided that this Agreement, in whole or in part, is not assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, except that Orchid may assign this Agreement to an affiliate without any such consent. Any effort to assign in violation hereof is considered void. In the event of any assignment, the assigning party must provide the other party with appropriate documentation of the assignment.

21.10Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it constitutes the complete and exclusive understanding between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties regarding the subject matter of this Agreement; and no party has relied on any representation not expressly set forth or referred to in this Agreement.

21.11DNAPrint and Orchid acknowledge that (i) its counsel reviewed the terms of this Agreement, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement, and (iii) the terms of this Agreement are to be construed fairly as to both parties and not in favor or against either party, regardless of which party was generally responsible for the preparation of this Agreement.

21.12This Agreement may be executed in two or more counterparts, all of which constitute one and the same legal instrument.

21.13DNAPrint and Orchid agree to execute, acknowledge, and deliver any further instruments and to do all other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

DNAPrint Genomics, Inc.                        Orchid Biosciences, Inc.

By:________________________                    By: _______________________

Title:______________________                   Title:_______________________